Exhibit 10.1

INVESTMENT AGREEMENT

dated as of July 22, 2008 between

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

and

BP HOLDCO, L.P.

i

ARTICLE V

TERMINATION

5.1	Termination	55
5.2	Effects of Termination	55

ARTICLE VI

MISCELLANEOUS

6.1	Survival	55
6.2	Expenses	56
6.3	Amendment; Waiver	56
6.4	Counterparts and Facsimile	56
6.5	Governing Law	56
6.6	WAIVER OF JURY TRIAL	56
6.7	Notices	57
6.8	Entire Agreement; Assignment	58
6.9	Interpretation; Other Definitions	58
6.10	Captions	59
6.11	Severability	59
6.12	No Third Party Beneficiaries	59
6.13	Time of Essence	59
6.14	Certain Adjustments	59
6.15	Public Announcements	60
6.16	Specific Performance	60

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(a)
Agency	2.2(v)
Agreement	Preamble
Articles of Amendment	Recitals
Articles of Organization	Recitals
Beneficially Own	4.1(f)
Beneficial Owner	4.1(f)
Benefit Plan	2.2(r)(1)
BHC Act	2.2(a)(1)
Board of Directors	2.2(a)(1)
Board Representative	4.3(a)
business day	6.9(e)
CERCLA	2.2(u)
CIBC Act	4.1(a)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(i)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)
Company Reports	2.2(g)(1)
Company Significant Agreement	2.2(l)
Company Subsidiary	2.2(a)(2)
Company 10-K	2.1(c)(2)(A)
Contingent Convertible Preferred Stock	Recitals
Contingent Convertible Preferred Stock Articles of Amendment	Recitals
control/controlled by/under common control with	6.9(a)
Delayed Delivery Date	1.2(a)
De Minimis Claim	4.7(e)
Disclosure Schedule	2.1(a)
Equity Commitment Letter	3.1(e)
ERISA	2.2(r)(1)
Exchange Act	2.2(g)(1)
Federal Reserve	4.2(b)(3)
GAAP	2.1(b)
Governance Committee	4.3(a)
Governmental Entity	1.2(b)(1)(A)
Gross-Up Entity	4.11(a)
herein/hereof/hereunder	6.9(d)

Term	Location of Definition
Holder	4.9(l)(1)
Holders’ Counsel	4.9(l)(2)
including/includes/included/include	6.9(c)
Indemnified Party	4.7(c)
Indemnifying Party	4.7(c)
Indemnitee	4.9(g)
Information	3.2(b)
Insurer	2.2(v)
Investor	3.1(e)
knowledge of the Company/Company’s knowledge	6.9(g)
Liens	2.2(c)
Loan Investor	2.2(v)
Losses	4.7(a)
Mandatorily Convertible Preferred Stock	Recitals
Mandatorily Convertible Preferred Stock Articles of Amendment	Recitals
Massachusetts Secretary	Recitals
Material Adverse Effect	2.1(b)
New Security	4.11(a)
or	6.9(b)
person	6.9(f)
Piggyback Registration	4.9(a)(4)
Pre-Closing Period	3.3
Preferred Stock	Recitals
Previously Disclosed	2.1(c)
Public Offering	1.2(b)(1)(C)
Purchase Price	1.2(c)(2)
Purchaser	Preamble
Qualifying Ownership Interest	4.1
Register, registered and registration	4.9(l)(3)
Registrable Securities	4.9(l)(4)
Registration Expenses	4.9(l)(5)
Regulatory Agreement	2.2(t)(1)
Rule 144	4.9(l)(6)
Rule 159A	4.9(l)(6)
Rule 405	4.9(l)(6)
Rule 415	4.9(l)(6)
Scheduled Black-out Period	4.9(l)(7)
SEC	2.1(c)(2)(A)
Securities	Recitals
Securities Act	2.2(g)(1)
Selling Expenses	4.9(l)(8)
Shelf Registration Statement	4.9(a)(2)
Special Registration	4.9(j)

Term	Location of Definition
Stockholder Proposals	3.1(b)
Subsidiary	2.2(a)(2)
Tax/Taxes	2.2(i)
Tax Return	2.2(i)
Threshold Amount	4.7(e)
Transfer	4.2(a)
Voting Debt	2.2(b)
Voting Securities	4.1(f)
Warrant Agreement	Recitals
Warrants	Recitals

v

LIST OF EXHIBITS

Exhibit A:	Form of Articles of Amendment for the Mandatorily Convertible Preferred Stock

Exhibit B:	Form of Articles of Amendment for the Contingent Convertible Preferred Stock

Exhibit C:	Form of Warrant Agreement

INVESTMENT AGREEMENT, dated as of July 22, 2008 (this “Agreement”), between Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), and BP Holdco, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS:

A. Purchaser. Purchaser was formed for the purpose of making the investment in the Securities (as defined below) of the Company described herein.

B. The Investment. The Company intends to sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, (i) shares of a series of mandatorily convertible perpetual non-cumulative preferred stock, par value $1.00 per share, of the Company, having the terms set forth in Exhibit A (the “Mandatorily Convertible Preferred Stock”) and (ii) shares of a series of contingent convertible perpetual non-cumulative preferred stock, par value $1.00 per share, of the Company, having the terms set forth in Exhibit B (the “Contingent Convertible Preferred Stock” and, together with the Mandatorily Convertible Preferred Stock, the “Preferred Stock” ). In connection with such purchase and sale, the Company intends to issue to Purchaser, pursuant to the Warrant Agreement, between the Company and the Warrant Agent named therein (the “Warrant Agreement”), in the form attached to this Agreement as Exhibit C, with such changes therein as the Company and Purchaser shall agree in writing, warrants (the “Warrants”) to purchase shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) in the form set forth in Exhibit A to the Warrant Agreement.

C. The Securities. The term “Securities” refers collectively to (i) the shares of Preferred Stock and the Warrants referred to in Section 1.2(c), which are to be purchased or issued and acquired under this Agreement and (ii) the shares of Common Stock into which the Preferred Stock is convertible and for which the Warrants may be exercised in accordance with the terms thereof and of this Agreement. When purchased, the Mandatorily Convertible Preferred Stock will be evidenced by a share certificate incorporating the terms set forth in the Articles of Amendment for the Mandatorily Convertible Preferred Stock in the form attached as Exhibit A (the “Mandatorily Convertible Preferred Stock Articles of Amendment”) and the Contingent Convertible Preferred Stock will be evidenced by a share certificate incorporating the terms set forth in the Articles of Amendment for the Contingent Convertible Preferred Stock in the form attached as Exhibit B (the “Contingent Convertible Preferred Stock Articles of Amendment” and, together with the Mandatorily Convertible Preferred Stock Articles of Amendment, the “Articles of Amendment”) each of which shall be made a part of the Company’s Restated Articles of Organization, as amended (the “Articles of Organization”) by the filing of the Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts (the “Massachusetts Secretary”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions set forth herein, Purchaser will (i) purchase from the Company, and the Company will sell to Purchaser, a number of shares of Preferred Stock determined in accordance with Section 1.2(c)(1) and (ii) receive from the Company Warrants to purchase a number of shares of Common Stock determined in accordance with Section 1.2(c)(1).

1.2 Closing.

(a) Time and Date of Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase and issuance of the Securities referred to in Section 1.1 by Purchaser pursuant hereto (the “Closing”) shall occur at 9:30 a.m., New York time, on July 29, 2008, provided that if such conditions have not been so satisfied or waived on such date, the Closing shall occur on the first business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017 or such other date and/or location as agreed by the parties, provided, further, that the delivery of the Securities and the payment of the Purchase Price therefor shall be made on a delayed basis on the date that is 10 business days following the Closing Date (the “Delayed Delivery Date”), as further specified herein. The date of the Closing is referred to as the “Closing Date”.

(b) Closing Conditions. (1) The obligation of Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the fulfillment or written waiver by Purchaser and the Company prior to the Closing of the following conditions:

(A) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict Purchaser or its Affiliates from owning, voting, or, subject to the receipt of approval of the Stockholder Proposals, converting or exercising, any Securities in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”), and no written notice shall have been issued and not withdrawn by any federal or state banking regulator of competent jurisdiction, seeking to effect any of the foregoing;

(B) the shares of Common Stock into which the Mandatorily Convertible Preferred Stock is convertible and for which the Warrants may be exercised shall have been authorized for listing on The NASDAQ Global Select Market or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance;

(C) the Company shall have received on or prior to the Closing Date cash proceeds from the completion of a registered underwritten public offering of shares of Common Stock (the “Public Offering”) which, when added to the Purchase Price to be received on the Delayed Delivery Date, and after deducting all fees, expenses and underwriting discounts paid or payable in connection with the Public Offering and the transactions contemplated hereby, shall equal an aggregate amount of not less than $150,000,000; and

(D) the sum of (i) the number of shares of Common Stock issuable upon full conversion of the Preferred Stock and full exercise of the Warrants issued pursuant to this Agreement (assuming the Stockholder Proposals shall have been approved) and (ii) the number of shares of Common Stock issuable in connection with the Public Offering, shall not exceed 49.99% of the sum of (1) the outstanding shares of Common Stock, (2) the number of shares of Common Stock issuable by the Company in the Public Offering and (3) the number shares of Common Stock to be issued upon consummation of the transactions to occur on the Delayed Delivery Date (treating as outstanding all shares issuable upon full conversion of the Preferred Stock and full exercise of the Warrants). For the purpose of determining satisfaction of the condition set forth in this Section 1.2(b)(1)(D): (x) the outstanding shares of Common Stock shall be deemed to be 39,750,000; (y) the maximum number of shares issuable pursuant to any over-allotment option granted to the underwriters shall be deemed issuable in connection with the Public Offering for purposes of clauses (ii) and (2); and (z) Purchaser shall be deemed to have exercised in full its rights to purchase additional Securities as provided in the last paragraph of Section 1.2(c).

(2) The obligation of Purchaser to consummate the purchase and acquisition of the Securities is also subject to the fulfillment or written waiver by Purchaser prior to the Closing of each of the following conditions:

(A) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing pursuant to this Agreement; and

(B) Purchaser shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(b)(2)(A) have been satisfied.

(3) The obligation of the Company to effect the Closing is subject to the fulfillment or written waiver by the Company prior to the Closing of the following additional conditions:

(A) Purchaser has performed in all material respects all obligations required to be performed by it at or prior to the Closing, as the case may be, under this Agreement; and

(B) the Company shall have received a certificate signed on behalf of Purchaser by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(b)(3)(A) has been satisfied.

(c) Delivery. Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing in Section 1.2(b), on the Delayed Delivery Date:

(1) the Company will deliver to Purchaser:

(A) certificates representing a number of shares of Mandatorily Convertible Preferred Stock convertible into a number of shares of Common Stock equal to 9.99% of the total number of shares of Common Stock outstanding (i) after giving effect to the Closing and the closing of the Public Offering (including any shares actually purchased on or prior to the Delayed Delivery Date as a result of the exercise of any over-allotment option granted to the underwriters thereof but excluding any shares that may be issued after such date pursuant to such over-allotment option) and (ii) assuming conversion of the Mandatorily Convertible Preferred Stock;

(B) Warrants to purchase a number of shares of Common Stock equal to 40% of the sum of (i) the number of shares of Common Stock issuable upon full conversion of all shares of Mandatorily Convertible Preferred Stock issued pursuant to Section 1.2(c)(1)(A) and (ii) the number of shares of Common Stock issuable upon full conversion of all shares of Contingent Convertible Preferred Stock issued pursuant to Section 1.2(c)(1)(C) (assuming the Stockholder Proposals shall have been approved); and

(C) certificates representing a number of shares of Contingent Convertible Preferred Stock convertible into a number of shares of Common Stock which, when added to the other Securities to be issued pursuant to this Agreement, and assuming full conversion of the Preferred Stock and full exercise of the Warrants, would equal 24.99% of the outstanding shares of Common Stock after giving effect to the Closing and the closing of the Public Offering (counting as outstanding for this purpose all shares of Common Stock actually issued on or prior to the Delayed Delivery Date pursuant to any over-allotment option granted to the underwriters of the Public Offering (but not any shares that may be issued after such date pursuant to such over-allotment option) and all shares of Common Stock issuable pursuant to this Agreement and all shares of Common Stock issuable upon conversion or exercise of the Securities).

(2) Purchaser will pay to the Company an amount (the “Purchase Price”) equal to the aggregate number of shares of Preferred Stock to be delivered pursuant to Sections 1.2(c)(1)(A) and (C) multiplied by $100,000.

For the avoidance of doubt, following the occurrence of the Closing, the obligations of the Company to deliver the Securities on the Delayed Delivery Date and Purchaser to pay for such Securities on the Delayed Delivery Date shall become irrevocable and unconditional save for the condition that the other party shall have made the required delivery of the Securities or payment, as applicable, as stated in Sections 1.2(c)(1) and 1.2(c)(2).

If the over-allotment option referred to above is exercised after the Delayed Delivery Date, Purchaser shall be entitled to purchase an additional number of shares of Preferred Stock and to receive an additional number of Warrants, as is necessary to cause (i) the shares of Common Stock into which the Mandatorily Convertible Preferred Stock owned by Purchaser are convertible to represent up to the same percentage (but not in excess of 9.99%) of the Company’s outstanding shares of Common Stock after giving effect to the purchase pursuant to such over-allotment option and Purchaser’s purchase pursuant to this paragraph as the shares of Common Stock issuable upon conversion of the Mandatorily Convertible Preferred Stock represented immediately prior to such purchases and (ii) the shares of Preferred Stock and Warrants owned by Purchaser after giving effect to the purchase pursuant to such over-allotment and Purchaser’s purchase pursuant to this paragraph to represent up to the same percentage (but not in excess of 24.99%), on an as-converted basis, as such as-converted ownership percentage of Purchaser prior to such purchases. Such purchase and delivery of such shares of Preferred Stock and Warrants pursuant to this paragraph shall be made on the terms (including price per share) and conditions set forth in this Agreement and upon consummation of such purchase, all references to

“Preferred Stock”, “Warrants” and “Securities” in this Agreement shall be deemed to include the additional shares so purchased and Warrants received pursuant to this paragraph; and the “Purchase Price” referred to in this Agreement shall be deemed to be increased by the additional amount paid by Purchaser in connection with the purchase pursuant to this paragraph. The Company shall notify Purchaser as soon as practicable and in any event within 24 hours of any exercise of the over-allotment option by the underwriters of the Public Offering.

1.3 Warrants for Board Representative. If requested by Purchaser, in order to facilitate a Transfer (or contingent Transfer) of warrants by Purchaser to its Board Representative (upon such terms and conditions as Purchaser and the Board Representative may have agreed), upon the request of Purchaser at least one business day prior to the Delayed Delivery Date, the Company shall cause a portion of the Warrants issuable hereunder (which shall be limited to Warrants exercisable for not more than 60,000 shares of Common Stock) to be issued with an exercise price equal to the fair market value of the Common Stock on the date of grant (but in no event shall the exercise price be less than $6.62). Notwithstanding the definition of “Warrants” or anything to the contrary contained in Exhibit C hereto, such warrants shall nonetheless deemed to be “Warrants” for all purposes under this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure.

(a) On or prior to the date hereof, the Company delivered to Purchaser and Purchaser delivered to the Company a schedule (a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to Purchaser, or to one or more covenants contained in Article III.

(b) As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period ending on or after December 31, 2007 (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (G), to the extent that the effects of such changes have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.

(c) “Previously Disclosed” with regard to (1) a party means information set forth on its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement, and (2) the Company means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed by it with the Securities and Exchange Commission (“SEC”) on March 14, 2008 (the “Company 10-K”), (B) its Definitive Proxy Statement on Schedule 14A, as filed by it with the SEC on March 24, 2008, (C) its Quarterly Report on Form 10-Q, as filed by it with the SEC on May 12, 2008 or (D) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2008 and publicly available prior to the date of this Agreement (excluding, in the case of all of the foregoing documents, any risk factor disclosures contained in such documents (whether or not included under the heading “Risk Factors”), any disclosure of risks included in any “forward-looking statements” disclaimer and other statements that are similarly non-specific or are predictive or forward-looking in nature).

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, that:

(a) Organization and Authority.

(1) The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”). The Company has furnished to Purchaser true, correct and complete copies of the Articles of Organization and the by-laws of the Company as in effect on the date of this Agreement, and no amendments thereto are pending or contemplated, except for the adoption and filing of the Articles of Amendment and the amendment to increase the number of shares of authorized Common Stock expressly contemplated by the terms of this Agreement. The Company is not in violation of any provision of its Articles of Organization or its by-laws. The minute books of the Company made available to Purchaser reflect in all material respects all corporate actions taken since January 1, 2006 by the Company’s stockholders and the board of directors of the Company (the “Board of Directors”) (including committees of the Board of Directors).

(2) Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the corporate power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is being conducted. Each of the Company’s depository institution subsidiaries is duly organized and validly existing under its jurisdiction of organization and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.

(b) Capitalization. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, $1.00 par value, of the Company (the “Company Preferred Stock”). As of the date hereof, there are 38,782,676 shares of Common Stock outstanding, no shares of Company Preferred Stock are outstanding, and

5,914,725 shares of Common Stock are reserved for issuance upon exercise of outstanding stock options. Except for the foregoing, and except for shares issued or reserved for issuance pursuant to employee equity awards outstanding or granted after the date hereof in the ordinary course of business consistent with past practice, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, and (ii) as set forth elsewhere in this Section 2.2(b), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or redemption or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or redeem or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).

(c) Company’s Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Subsidiaries, free and clear of any liens, charges, adverse rights or claims, pledges, covenant, title defect, security interests and other encumbrances of any kind (“Liens”), and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or redemption or issuance of any shares of capital stock, any other equity security or any Voting Debt of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of such Company Subsidiary.

(d) Authorization.

(1) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and unanimously authorized by the Board of Directors. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings or stockholder actions are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject, in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion or exercise of the Preferred Stock or the Warrants to be purchased or acquired under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposals. The only vote of the stockholders of the Company required to approve (i) the conversion of the Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, is a majority of the total votes cast on such proposal and (ii) the amendment of the Articles of Organization to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Preferred Stock into, and exercise of the Warrants for, Common Stock, is the affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock. To the Company’s knowledge, all shares of Common Stock outstanding on the record date for a meeting at which a vote is taken with respect to the Stockholder Proposals shall be eligible to vote on such proposals.

(2) Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof (including, without limitation, the conversion or exercise provisions of the Preferred Stock or the Warrants), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its Articles of Organization or by-laws (or similar governing documents) or the articles of organization, charter, by-laws or other governing instrument of any Company Subsidiary, subject in the case of the authorization and issuance of the shares of Common Stock to be issued on conversion or exercise of the Preferred Stock or the Warrants to be purchased under this Agreement, to receipt of the approval by the Company’s stockholders of the Stockholder Proposals, or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(e), violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except, in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Governmental Consents. Other than the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(f) Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto (collectively, the “Company Financial Statements”), included in any Company Report filed with the SEC, (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments.

(g) Reports.

(1) Since December 31, 2005, the Company and each Company Subsidiary has timely filed all material reports, registrations,

documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. To the knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, with respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008.

(2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of

Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2006, (A) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(h) Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from Liens that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(i) Taxes. (1) Each of the Company and the Company Subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and (y) paid in full all Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (2) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of the Company Subsidiaries which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (3) there are no material Liens for Taxes upon the assets of either the Company or the Company Subsidiaries except for statutory Liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided. None of the Company or any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) is applicable. None of the Company or any Company Subsidiary has engaged in any transaction that is a “listed transaction” for federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4, which has not yet been the subject of an audit. For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans). For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including without limitation all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

(j) Absence of Certain Changes. Since December 31, 2007 until the date hereof, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (2) except for publicly disclosed ordinary dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests and (3) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(k) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements filed prior to the date hereof to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since December 31, 2007 in the ordinary and usual course of business and consistent with past practice, (2) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements Previously Disclosed or not required by this Agreement to be so disclosed and (3) liabilities that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Commitments and Contracts. The Company has Previously Disclosed or provided to Purchaser true, correct and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1) any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(2) any contract or agreement which limits the freedom of the Company or any of the Company Subsidiaries to compete in any line of business;

(3) any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;

(4) any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company or any of the Company Subsidiaries; and

(5) any contract pursuant to which any benefit thereunder would be accelerated or increased or any of the rights or obligations of the parties thereunder would be otherwise changed or affected, by the transactions contemplated hereby or by the Public Offering.

Except as Previously Disclosed: (i) each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of the Company Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; and (iii) as of the date hereof, neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.

(m) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this

Agreement under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of the Securities to Purchaser pursuant to this Agreement to the registration requirements of the Securities Act.

(n) Status of Securities. The shares of Preferred Stock (upon filing of the Articles of Amendment with the Massachusetts Secretary) and the Warrants to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. The Warrants, when executed and delivered by the Company pursuant to this Agreement, will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). The shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants will, upon filing of the Articles of Amendment with the Massachusetts Secretary and, in the case of Contingent Convertible Preferred Stock, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposals, have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company.

(o) Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.

(p) Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. The Company and each Company Subsidiary has complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any material restriction on the business or properties of the Company or any Company Subsidiary.

(q) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any Company Subsidiary.

(r) Company Benefit Plans.

(1) Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and the Company Subsidiaries, as well as each Benefit Plan, have complied, and are now in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in accordance with its terms. “Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, vacation, stock purchase, stock incentive, severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.

(2) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except for liabilities fully reserved for or identified in the Company Financial Statements filed prior to the date hereof, no claim has been made, or to the knowledge of the Company threatened, against the Company or any of the Company Subsidiaries related to the employment and compensation of employees or any Benefit Plan, including without limitation any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan.

(3) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor the Company Subsidiaries has incurred any withdrawal liability as a result of a complete or partial withdrawal from a “multiemployer plan”, as that term is defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full, and no event has occurred which would reasonably be expected to give rise to any liability to the Company or any Company Subsidiary under Title IV of ERISA.

(4) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(s) Risk Management Instruments. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements to which the Company or any of its Subsidiaries is a party were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(t) Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations.

(1) Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2006, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2006 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Each of the Company and each Company Subsidiary is in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(2) The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the PATRIOT ACT, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by Company Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not aware of any facts or circumstances which would cause it to believe that any nonpublic customer information has been disclosed to or accessed by an unauthorized third party.

(3) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Company Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, any Company Subsidiary or any director, officer or employee of the Company or any Company Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(u) Environmental Liability. There is no legal, administrative, arbitral or other proceeding, claim or action of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability or obligation of the Company or any Company Subsidiary with respect to any environmental health or safety matters or any private or governmental, health or safety investigations or remediation activities of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the Company’s knowledge, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any such environmental liability.

(v) Loan Portfolio; Mortgage Banking Business. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(1) All of the written and oral loan agreements, notes or borrowing arrangements (including, without limitation, all leases, credit enhancements, commitments, guarantees and interest-bearing assets) originated or purchased and held by the Company or any Company Subsidiary were solicited, originated and exist in compliance with all applicable loan policies and procedures of the Company and the Company Subsidiaries. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Company and the Company Subsidiaries furnished to Purchaser by the Company is, as of the respective dates indicated therein, true and complete in all material respects; provided that such information excludes information as would identify the names and addresses or other similar personal information of any customer.

(2) The Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(3) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (C) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

For purposes of this Section 2.2(v):

(A) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

(B) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such mortgage loan; and

(C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any Company Subsidiary, including, the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(w) Anti-takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and any of the transactions contemplated hereby will be deemed to be exceptions to the provisions of Chapter 110D of the Massachusetts Business Corporation Law, and that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement or to any of the transactions contemplated hereby.

(x) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(y) Brokers and Finders. Except for Goldman, Sachs & Co., neither the Company nor any Company Subsidiary nor any of their respective officers or directors, or to the Company’s knowledge, other employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

2.3 Representations and Warranties of Purchaser. Except as Previously Disclosed, Purchaser hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, that:

(a) Organization and Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(1) Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2) Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of the properties or assets of Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Purchaser or any of its properties or assets, except, in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3) Other than the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

(c) Purchase for Investment. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. Purchaser (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined in Rule 501 of the Securities Act).

(d) Ownership. As of the date of this Agreement, neither Purchaser nor any of its Affiliates (other than any portfolio company or other Affiliate with respect to which Purchaser is not the party exercising control over investment decisions) are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

(e) Financial Capability. At Closing, Purchaser will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(f) Knowledge as to Conditions. As of the date of this Agreement, Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(g) Purchaser’s Operations. Purchaser has not conducted any business other than that (x) incident to its formation for the sole purpose of carrying out the transactions contemplated by this Agreement and (y) in relation to this Agreement the transactions contemplated hereby.

(h) Brokers and Finders. Except for Morgan Stanley, neither Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III

COVENANTS

3.1 Filings; Other Actions.

(a) Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, Purchaser will use its reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by Purchaser to help Purchaser promptly obtain or submit, as the case may be, as promptly as practicable, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement. Purchaser and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1(a). To the extent permitted by applicable law, Purchaser shall promptly furnish the Company, and the Company shall promptly furnish Purchaser, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(b) Unless this Agreement has been terminated pursuant to Section 5.1, the Company shall call a special meeting of its stockholders, as promptly as practicable following the Closing, but in any event on or before November 30, 2008, to vote on proposals (collectively, the “Stockholder Proposals”) to (A) approve the (x) conversion of the Contingent Convertible Preferred Stock into, and exercise of the Warrants for, Common Stock and (y) issuance of any shares of Common Stock which may be or is required to be issued pursuant to the terms of the Articles of Amendment or the Warrants, in each case, for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules, and (B) amend the Articles of Organization to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of all shares of the Preferred Stock into, and exercise of the Warrants for, Common Stock. The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposals. In connection with such meeting, the Company shall promptly prepare (and Purchaser will reasonably cooperate with the Company to prepare) and file (in no event later than ten business days after the date of this Agreement) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five business days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such stockholder approval. The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of Purchaser and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with Purchaser prior to filing any proxy statement, any amendment or supplement thereto, or any correspondence to the SEC or its staff relating thereto, and provide Purchaser with a reasonable opportunity to comment thereon. In the event that the approval of any of the Stockholder Proposals is not obtained at such special stockholders’ meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) each such proposal at a meeting of its stockholders no less than once in each subsequent six-month period beginning on the date of such special stockholders’ meeting until all such approvals are obtained or made.

(c) Purchaser, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to Purchaser, all information concerning itself, its Affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such stockholders meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement.

(d) Without limiting the other obligations of the Company under this Agreement, in the event that the Stockholder Proposal to approve the conversion of the Contingent Convertible Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Rule 4350(i) of the NASDAQ Marketplace Rules is approved by the Company’s stockholders, but the other Stockholder Proposal is not so approved, the Company shall negotiate in good faith with Purchaser promptly to provide Purchaser with the option of exchanging its Contingent Convertible Preferred Stock into (and to exchange its Warrants for securities exercisable for) depositary receipts for a junior participating preferred stock with rights as to voting, liquidation and dividends identical to those of Common Stock, all on such terms and conditions as the Company and Purchaser may mutually agree.

(e) Purchaser has provided the Company with true, correct and complete copies of the Equity Financing Commitment letter (the “Equity Commitment Letter”), dated as of the date hereof, between Purchaser and TC Group, L.L.C. (the “Investor”). As of the date hereof, the Equity Commitment Letter (i) is in full force and effect, (ii) is a valid and binding agreement of Purchaser and, to Purchaser’s knowledge, each of the other parties thereto and (iii) has not been amended or modified in any respect. Purchaser shall take all actions reasonably necessary to enforce the obligations of the Investor under the Equity Commitment Letter.

3.2 Access, Information and Confidentiality.

(a) For so long as Purchaser owns any Securities, the Company will (i) permit Purchaser to visit and inspect, at Purchaser’s expense, the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request, (ii) deliver to Purchaser, simultaneously with its delivery to the Company’s senior management, (A) the monthly financial reporting package delivered to the Company’s senior management and (B) any other periodic financial reports prepared by or on behalf of the Company and the Company’s Subsidiaries for the senior management of the Company, (iii) make appropriate officers and directors of the Company, and Company Subsidiaries, available periodically and at such times as reasonably requested by Purchaser for consultation with Purchaser or its designated representative with respect to matters relating to the business and affairs of the Company and Company Subsidiaries and (iv) to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the Purchaser or its designated representative in advance with respect to any significant corporate actions, and to provide the Purchaser or its designated representative with the right to consult with the Company and Company Subsidiaries with respect to such actions. Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (x) prohibited by applicable law or regulation, (y) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent Purchaser provides assurances reasonably acceptable to the Company that such information shall not be used by Purchaser or its Affiliates to compete with the Company and Company Subsidiaries), or (z) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (z) apply). In the event, and to the extent, that, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is reasonably determined that the rights afforded pursuant to this Section 3.2 are not sufficient for purposes of the Department of Labor’s “plan assets” regulations, to the extent such plan assets regulation applies to the investment in the Securities, Purchaser and the Company shall cooperate in good faith to agree upon mutually satisfactory management access and information rights which satisfy such regulations.

(b) Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this

Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.

3.3 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided that nothing in this sentence shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law. During the Pre-Closing Period, (i) the Company shall not declare or pay any dividend or distribution on the Common Stock (other than regular quarterly cash dividends of not more than $0.01 per share per quarter) and (ii) if the Company takes any action that would require any antidilution adjustment to be made under the Articles of Amendment or the Warrants as if issued on the date of this Agreement, the Company shall make appropriate adjustments such that Purchaser will receive the benefit of such transaction as if the Securities to be delivered and paid for by Purchaser on the Delayed Delivery Date had been outstanding as of the date of such action.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Agreement. Purchaser agrees that until the earlier of (x) five years after the Closing Date and (y) the date when the Securities purchased pursuant to this Agreement and Beneficially Owned by Purchaser represent less than 5% of the outstanding Common Stock (counting as shares owned by Purchaser all shares into which shares of Preferred Stock or the Warrants owned by Purchaser are convertible or exercisable and assuming that to the extent Purchaser shall purchase any additional shares of Common Stock, any later sales of Common Stock by Purchaser shall be deemed to be shares other than Securities to the extent of such additional purchases) (the “Qualifying Ownership Interest”), without the prior written approval of the Company, neither Purchaser nor any of its Affiliates will, directly or indirectly:

(a) in any way acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities if such acquisition would result in Purchaser or its Affiliates (i) being deemed to “control” the Company within the meaning of the BHC Act and the Change in Bank Control Act of 1978, as amended (the “CIBC Act”) or (ii) having Beneficial Ownership of 25% or more of the outstanding shares of a class of voting securities (under the meaning of the

BHC Act and the rules and regulations promulgated thereunder) or Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the Beneficial Ownership of Purchaser and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by Purchaser or its Affiliates shall be treated as fully converted or exercised, as the case may be, into the underlying voting securities or Common Stock (and shall be deemed outstanding as a result of such conversion or exercise), and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than Purchaser or any of its Affiliates shall not be taken into account), other than in the case of clauses (i) or (ii), solely as a result of the exercise of any rights or obligations set forth in this Agreement;

(b) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Company Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Company Subsidiary or any of their respective businesses;

(c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company or any Company Subsidiary;

(d) call or seek to call a meeting of the stockholders of the Company or any of the Company Subsidiaries or initiate any stockholder proposal for action by stockholders of the Company or any of the Company Subsidiaries; form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, board of directors or policies of the Company or any Company Subsidiaries; or

(e) bring any action or otherwise act to contest the validity of this Section 4.1 (provided that neither Purchaser nor any of its Affiliates shall be restricted from contesting the applicability of this Section 4.1 to Purchaser or any of its Affiliates under any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.1;

provided that nothing in this Section 4.1 shall prevent Purchaser or its Affiliates from voting any Voting Securities then Beneficially Owned by Purchaser or its Affiliates in any manner; provided, further, that nothing in clauses (b), (c) or (d) of this Section 4.1 shall apply to Purchaser’s Board Representative solely in his or her capacity as a director of the Company.

(f) For purposes of this Agreement, a person shall be deemed to “Beneficially Own” any securities of which such person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act. For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

(g) Notwithstanding the foregoing, the parties hereby agree that nothing in this Section 4.1 or in Section 4.2(c) shall apply to (i) any portfolio company with respect to which Purchaser is not the party exercising control over the decision to purchase or dispose of Voting Securities or to vote such Voting Securities or to enter into any transaction referred to in Section 4.2(c) or (ii) any Affiliate of Purchaser with respect to which Carlyle Global Financial Services Partners, L.P. is not the party exercising control over the decision to purchase or dispose of Voting Securities or to vote such Voting Securities or to enter into any transaction referred to Section 4.2(c); provided that Purchaser does not provide to such entity any non-public information concerning the Company or any Company Subsidiary and such portfolio company or other Affiliate is not acting at the request or direction of or in coordination with Purchaser; provided, further, that the ownership of such shares is not attributed to Purchaser under the BHC Act, the rules and regulations promulgated thereunder or any written interpretation of the foregoing by the staff of the Federal Reserve that has not been rescinded.

4.2 Transfer Restrictions.

(a) Restrictions on Transfer. Except as otherwise permitted in this Agreement, Purchaser will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Securities acquired pursuant to this Agreement, except as follows:

(1) following the date that is eighteen months from the Closing Date, Purchaser may Transfer any or all of the Securities owned by Purchaser from time to time; provided that any Transfers of Preferred Stock or Warrants shall also comply with the additional limitations set forth in Section 4.2(d); and

(2) if the approval by the Company’s stockholders of the Stockholder Proposals shall not have been obtained by the date that is six months from the Closing Date, Purchaser may Transfer (A) 50% of the Contingent Convertible Preferred Stock and 50% of the Warrants owned by Purchaser during the six-month period commencing on such date and (B) the remaining 50% of the Contingent Convertible Preferred Stock and the remaining 50% of the Warrants owned by Purchaser commencing on the first anniversary of the Closing Date; provided that any such transfer shall comply with the additional limitations set forth in Section 4.2(d).

For the avoidance of doubt, the Transfer restrictions set forth in this Section 4.2(a) shall terminate and be of no further force or effect on the date that is eighteen months following the Closing Date.

(b) Purchaser Permitted Transfers. Notwithstanding Section 4.2(a) (but subject to the additional limitations set forth in 4.2(d)), Purchaser shall be permitted to Transfer any portion or all of its Securities at any time under the following circumstances:

(1) Transfers to (A) any Affiliate of Purchaser under common control with Purchaser’s ultimate parent, general partner or investment advisor (any such transferee shall be included in the term “Purchaser”) or (B) any limited partner or shareholder of Purchaser, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement.

(2) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any Company Subsidiaries; provided that such transaction has been approved by the Board of Directors. In order to facilitate Transfers in connection with a tender or exchange offer permitted hereby, the Company agrees, to the fullest extent legally permitted, to effect an exercise of the Warrants in accordance with the terms set forth in the Warrants and, notwithstanding the transfer restrictions contained in Section 4.2(a), permit Purchaser to Transfer the Warrants to a transferee conditioned upon such transferee exercising the Warrants in connection with such tender or exchange offer.

(3) In the event that, as a result of (A) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by Purchaser or (B) any change in the amount of Securities held by Purchaser resulting from adjustment or exchange provisions or other terms of the Securities, Purchaser reasonably determines, based on the advice of legal counsel and following consultation with the Company and, if the Company reasonably so requests, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), that unless it disposes of all or a portion of its Securities, it or any of its Affiliates could reasonably be deemed to “control” the Company for purposes of the BHC Act or any rules or regulations promulgated thereunder (or any successor provision), then Purchaser shall be permitted to Transfer the portion of the Securities reasonably necessary to avoid such control determination; provided that any such Transfer may only be made in the manner described in the proviso to Section 4.2(a).

(c) Hedging. Purchaser agrees that, during the one-year period following the Closing, it shall not, directly or indirectly, enter into any hedging agreement, arrangement or transaction, the value of which is based upon the value of any of the Securities purchased pursuant to this Agreement, except for transactions involving an index-based portfolio of securities that includes Common Stock (provided that the value of such Common Stock in such portfolio is not more than 5% of the total value of the portfolio of securities). For the avoidance of doubt, following the first anniversary of the Closing, Purchaser shall be permitted to, directly or indirectly, enter into any such hedging agreement, arrangement or transaction, including any transactions involving index-based portfolio of securities that includes Common Stock (regardless of the value of such Common Stock in such portfolio relative to the total value of the portfolio of securities).

(d) Additional Restrictions on Transfers of Preferred Stock and Warrants. Except for Transfers pursuant to Section 4.2(b)(1)(A), the shares of Preferred Stock and Warrants shall be transferable by Purchaser or any of its Affiliates only as follows:

(1) In a widely distributed public offering registered pursuant to the Securities Act;

(2) To a person that is acquiring a majority of the Company’s outstanding “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) (not including any voting securities such person is acquiring from Purchaser or its Affiliates); or

(3) Upon certification by the transferor in writing to the Company that the transferor believes that the transferee shall not, after giving effect to such transfer, own for purposes of the BHC Act or CIBC Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of the Company outstanding at such time.

In connection with any Transfer of shares of Preferred Stock or any Warrant pursuant to a Transfer described in this Section 4.2(d), upon the request of the transferor, the transferor shall be entitled to surrender to the Company the shares of Preferred Stock or Warrants to be so transferred, and, upon such surrender, the Company shall issue to the transferee, in lieu of the shares of Preferred Stock or Warrants surrendered, an equal number of shares of Preferred Stock or Warrants, as the case may be, having identical terms in all respects to the shares of Preferred Stock or Warrants so surrendered, except that the shares of Preferred Stock or Warrants issued to the transferee shall not be subject to the transfer restrictions set forth in this Section 4.2 and shall not contain any limitation on any person’s ability to own, control, have the power to vote or convert or exercise such shares or Warrants, or any limitation on any adjustment or other provision therein, on the basis of the percentage of voting securities that any holder of such securities (or any of its Affiliates) owns, controls or has the power to vote. Any security issued pursuant to this paragraph shall be deemed a “Registrable Security” for purposes of this Agreement.

4.3 Governance Matters.

(a) The Company will promptly, and in any event on or prior to the Delayed Delivery Date, cause one person nominated by Purchaser (the “Board Representative”) to be elected or appointed to the Board of Directors (which person shall be subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Company’s Governance Committee (“Governance Committee”) (such approval not to be unreasonably withheld or delayed and which approval in the case of the person identified to the Company by Purchaser prior to the date hereof has been obtained)). After such appointment, so long as Purchaser Beneficially Owns at least 5% of the outstanding shares of Common Stock (including as outstanding for this purpose shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants, whether or not then convertible or exercisable by Purchaser), the Company will be required to recommend to its stockholders the election of the Board Representative at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld or delayed), to the Board of Directors. If Purchaser no longer Beneficially Owns the minimum number of Securities specified in the prior sentence, Purchaser will have no further rights under Sections 4.3(a) through 4.3(c) and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter. At the option of the Board Representative, the Board of Directors shall cause the Board Representative to be appointed to the Audit and Risk Management Committee of the Board of Directors (or any successor committee thereto), so long as the Board Representative qualifies to serve on such committee under the applicable rules of The NASDAQ Stock Market and the Company’s corporate governance guidelines and the charter of such committee.

(b) The Board Representative (including any successor nominee) duly selected in accordance with Section 4.3(a) shall, subject to applicable law, be the Company’s and the Governance Committee’s nominee to serve on the Board of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

(c) Subject to Section 4.3(a), Purchaser shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld or delayed). The Board of Directors will promptly take all action reasonably required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Governance Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) Without limiting the right of Purchaser and its Affiliates to provide additional compensation to the Board Representative, the Board Representative shall be entitled to receive from the Company and the Company Subsidiaries, if applicable, the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify the Board Representative of all regular and special meetings of the Board of Directors and shall notify the Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member. The Company shall provide the Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

4.4 Legend.

(a) Purchaser agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

(1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JULY 22, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (1) of the legend to be removed from any certificate for any Securities to be Transferred in accordance with the terms of this Agreement and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.5 Reservation for Issuance. The Company will reserve that number of shares of Common Stock and Preferred Stock sufficient for issuance, including upon exercise or conversion, of Securities owned at any time by Purchaser, without regard to any limitation on such conversion or exercise; provided that in the case of the Contingent Convertible Preferred Stock and the Warrants, the Company will reserve such sufficient number of shares of Common Stock following the approval of the stockholders pursuant to Section 3.1(b).

4.6 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.7 Indemnity.

(a) The Company agrees to indemnify and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) any action, suit, claim, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby.

(b) Purchaser agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members and employees, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of Purchaser’s representations or warranties in this Agreement or (2) Purchaser’s breach of agreements or covenants made by Purchaser in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.7 unless and only to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions); provided, however, that if the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any and all Losses, then the Indemnifying Party shall be entitled to assume and conduct the defense thereof at its expense and through counsel of its choice reasonably acceptable to the Indemnified Party if it gives notice of its intention to do so to the Indemnified Party within twenty business days of the receipt of such notice from the Indemnified Party, and, in such event, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, further, that if the counsel to the Indemnified Party advises such Indemnified Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, then the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The

Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) For purposes of the indemnity contained in Section 4.7(a)(1) and Section 4.7(b)(1), all qualifications and limitations set forth in such representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy or breach of any representations and warranties in this Agreement.

(e) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(a)(1), disregarding all qualifications or limitations set forth in such representations and warranties as to materiality, “Material Adverse Effect” and words of similar import, (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $100,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(a)(1) exceed 1.0% of the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Threshold Amount. Purchaser shall not be required to indemnify the Indemnified Parties pursuant to Section 4.7(b)(1), disregarding all qualifications or limitations set forth in such representations and warranties as to materiality, “Material Adverse Effect” and words of similar import, (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.7(b)(1) exceed the Threshold Amount, in which event Purchaser shall be responsible for only the amount of such Losses in excess of the Threshold Amount. The cumulative indemnification obligation of (1) the Company to Purchaser and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) Purchaser or (2) Purchaser to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with the) Company, in each case for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price.

(f) Any claim for indemnification pursuant to this Section 4.7(a)(1) or 4.7(b)(1) for breach of any representation or warranty can only be brought on or prior to the second anniversary of the Closing Date; provided that a claim for indemnification pursuant to this Section 4.7(a)(1) for breach of any representation or warranty set forth in Section 2.2(i) can be brought at any time prior to the expiration of the applicable statute of limitations; provided further that if notice of a claim for indemnification pursuant to this Section 4.7(a)(1) or 4.7(b)(1) for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(g) The indemnity provided for in this Section 4.7 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

(h) No investigation of the Company by Purchaser, or by the Company of Purchaser, whether prior to or after the date hereof shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.

(i) Any indemnification payments pursuant to this Section 4.7 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.8 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the Preferred Stock and exercise of the Warrants to be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance (and, in the case of shares of Common Stock issuable upon conversion of Contingent Convertible Preferred Stock and exercise of Warrants, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposals), as promptly as practicable, and in any event before the Closing.

4.9 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that no later than the date that is six months after the Closing Date, the Company shall have prepared and filed with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the date that is six months after the Closing Date and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

(2) Any registration pursuant to this Section 4.9(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act. If Purchaser or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.9(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(3) The Company shall not be required to effect a registration or a resale of Registrable Securities from an effective Shelf Registration Statement pursuant to this Section 4.9(a) (it being understood that the obligation to file and cause the Shelf Registration to become and remain effective shall remain in effect and shall not be affected by this paragraph (3)): (i) with respect to any Registrable Securities that cannot be sold under a registration statement as a result of the Transfer restrictions set forth herein; (ii) with respect to securities that are not Registrable Securities; (iii) during any Scheduled Black-out Period; or (iv) if the Company has notified Purchaser that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of Purchaser; provided that the Company’s right to delay or otherwise not effect a registration pursuant to clauses (iii) or (iv) shall be exercised by the

Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(4) Whenever the Company proposes to register any of its securities, other than a registration pursuant to Section 4.9(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to Purchaser and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.9(a)(4) prior to the effectiveness of such registration, whether or not Purchaser or any other Holders have elected to include Registrable Securities in such registration.

(5) If the registration referred to in Section 4.9(a)(4) is proposed to be underwritten, the Company will so advise Purchaser and all other Holders as a part of the written notice given pursuant to Section 4.9(a)(4). In such event, the right of Purchaser and all other Holders to registration pursuant to this Section 4.9(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Purchaser.

(6) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of Purchaser and all other Holders who have requested registration of Registrable Securities pursuant to Section 4.9(a)(4), pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective registration statement, the Company shall, as expeditiously as practicable:

(1) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 4.9(d), keep such registration statement effective or such prospectus supplement current.

(2) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(3) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(4) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(5) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(6) Give written notice to the Holders

(A) when any registration statement filed pursuant to Section 4.9(a) or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.9(c)(10) cease to be true and correct.

(7) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.9(c)(6)(C) at the earliest practicable time.

(8) Upon the occurrence of any event contemplated by Section 4.9(c)(5) or 4.9(c)(6)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.9(c)(6)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.

(9) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(10) Enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road show”, similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Notwithstanding anything contained herein to the contrary, the Company shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company in which an affiliate of the Company acts as an underwriter.

(11) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement.

(12) Cause all such Registrable Securities (other than Preferred Stock and, if they do not satisfy applicable listing requirements, the Warrants (or any successor warrants)) to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities (other than Preferred Stock and, if they do not satisfy applicable listing requirements, the Warrants (or any successor warrants)) to be listed on The NASDAQ Global Select Market or the New York Stock Exchange, as determined by the Company.

(13) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(14) Timely provide to its stockholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, Purchaser and each other Holder shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until Purchaser and/or such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither Purchaser nor any Holder shall use any “free writing prospectus” (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.9(c) that Purchaser and/or the other selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or (ii) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(2) If the indemnification provided for in Section 4.9(g)(1) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.9(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.9(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h) Assignment of Registration Rights. The rights of Purchaser to registration of Registrable Securities pursuant to Section 4.9(a) may be assigned by Purchaser to a transferee or assignee of Registrable Securities; provided, however, that the Company shall have no obligations with respect to such transferee or assignee until such time as Purchaser or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that were assigned.

(i) “Market Stand-Off’ Agreement; Agreement to Furnish Information. Purchaser hereby agrees:

(1) that Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company held by Purchaser (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed ten days prior and 90 days following the effective date of any firm commitment underwritten registered sale of common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company by the Company for the Company’s own account in which the Company gave Purchaser an opportunity to participate in accordance with Section 4.9(a)(4) through (a)(6); provided that all executive officers and directors of the Company enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such period; provided that nothing herein will prevent Purchaser from making any distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 4.9(i);

(2) to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing obligation in Section 4.9(i)(1) or which are necessary to give further effect thereto; and

(3) if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company), to provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act in which Purchaser participates;

provided, that clauses (1) and (2) of this Section 4.9(i) shall not apply to Purchaser or any other Holder that, together with its Affiliates, is the Beneficial Owner of less than 5% of the outstanding Common Stock.

(j) With respect to any underwritten offering of Registrable Securities by Purchaser or other Holders pursuant to this Section 4.9, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 90 days following the effective date of such offering, if requested by the managing underwriter(s), if any. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect Subsidiaries or in connection with dividend reinvestment plans.

(k) Rule 144 Reporting. With a view to making available to Purchaser and other Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(3) so long as Purchaser or any other Holder owns any Registrable Securities, furnish to Purchaser or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of (i) Rule 144 under the Securities Act and (ii) the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Purchaser or such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

(l) As used in this Section 4.9, the following terms shall have the following respective meanings:

(1) “Holder” means Purchaser and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.9(h) hereof.

(2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(4) “Registrable Securities” means the Securities (and any shares of capital stock or other equity interests issued or issuable to any Holder with respect to such Securities by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger or other reorganization), provided that, once issued, such Securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Section 4.9 are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

(5) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.9, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(6) “Rule 144”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7) “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter, provided that the trading window applicable to the Company’s senior management under the Company’s trading policies then in effect is not open any time during such period.

(8) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

4.10 Articles of Amendment. In connection with the Closing, the Company shall file the Articles of Amendment in the forms attached to this Agreement as Exhibit A and Exhibit B in the Commonwealth of Massachusetts, and the Articles of Amendment shall continue to be in full force and effect as of the Delayed Delivery Date.

4.11 Gross-Up Rights.

(a) Sale of New Securities. As long as Purchaser owns Securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering this Section 4.11), subject to Section 4.1(a), Purchaser shall have the right to, or shall at any time and from time to time, appoint a non-stockholder Affiliate of Purchaser that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such Affiliate shall be included in the term “Purchaser”), to exercise the gross-up rights set forth in this Section 4.11 (Purchaser or such Affiliate, a “Gross-Up Entity“). As long as Purchaser owns Securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering this Section 4.11), if at any time after the Closing, the Company at any time or from time to time makes any public or non-public offering of any equity (including Common Stock, Company Preferred Stock and restricted stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity kicker”) (including any hybrid security) (any such security a “New Security“) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to the Company’s employee stock purchase plan, in each case in the ordinary course of equity compensation awards, (2) issuances for the purposes of consideration in acquisition transactions, including, but not limited to transactions which occurred prior to the date of this Agreement, (3) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is (A) made to all holders of Common Stock and (B) results in an adjustment to the conversion price of the Preferred Stock and the exercise price for the Warrants, (4) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, the Preferred Stock and (5) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, any convertible securities of the Company issued prior to the date of this Agreement), the Gross-Up Entity shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Company’s Articles of Organization and by-laws, the Gross-Up Entity may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company; provided that the Gross-Up Entity shall not be entitled to acquire securities pursuant to this Section 4.11 if such acquisition would cause or would result in the Gross-Up Entity and its Affiliates, collectively, being deemed to own, control or have the power to vote, for purposes of the BHC Act or the CIBC Act and any rules or regulations promulgated thereunder, 10% or more of any class of “voting securities” (as defined in the BHC Act and any rules or regulations promulgated thereunder) of the Company outstanding at such time (it being understood, for the avoidance of doubt, that no security shall be included in any such percentage calculation to the extent it cannot by its terms be converted into or exercisable for voting securities by the Gross-Up Entity or its Affiliates). Subject to the foregoing proviso, the amount of New Securities that the Gross-Up Entity shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by Purchaser plus the number of shares of Common Stock represented by the Preferred Stock and Warrants held by Purchaser on an as converted or as exercised basis, as the case may be, as of such date, and the denominator of which is the number of shares of Common Stock then outstanding plus the number of shares of Common Stock represented by the Preferred Stock and the Warrants held by Purchaser on an as converted or as exercised basis, as the case may be, as of such date.

(b) Notice. In the event the Company proposes to offer New Securities, it shall give the Gross-Up Entity written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Gross-Up Entity shall have fifteen business days from the date of receipt of such notice to notify the Company in writing that it intends to exercise such gross-up purchase rights and as to the amount of New Securities the Gross-Up Entity desires to purchase, up to the maximum amount calculated pursuant to Section 4.11(a). Such notice shall constitute a non-binding indication of interest of the Gross-Up Entity to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Gross-Up Entity to respond within such fifteen business day period shall be deemed to be a waiver of the Gross-Up Entity’s rights under this Section 4.11 only with respect to the offering described in the applicable notice.

(c) Purchase Mechanism. If the Gross-Up Entity exercises its gross-up purchase rights provided in this Section 4.11, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 45 days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Gross-Up Entity agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of such New Securities.

(d) Failure to Purchase. In the event the Gross-Up Entity fails to exercise its gross-up purchase rights provided in this Section 4.11 within said fifteen business day period or, if so exercised, the Gross-Up Entity is unable to consummate such purchase within the time period specified in Section 4.11(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.11 or which the Gross-Up Entity is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Gross-Up Entity. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Gross-Up Entity in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and Purchaser shall cooperate in good faith to facilitate the exercise of the Gross-Up Entity’s gross-up rights hereunder, including securing any required approvals or consents.

(g) Assignment. Notwithstanding anything to the contrary in this Agreement, in the event that the Gross-Up Entity is not permitted under applicable law or regulation to exercise any of its rights to purchase New Securities under this Section 4.11, Purchaser may, in its sole discretion, assign such rights under this Section 4.11 to any of its non-stockholder Affiliates that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (any such Affiliate shall be included in the term “Purchaser“).

4.12 Depositary Shares; Independent Warrant Agent. Upon request by Purchaser or any of its Affiliates holding shares of Preferred Stock at any time following the Delayed Delivery Date, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to Purchaser and with a depositary reasonably acceptable to Purchaser, pursuant to which shares of Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Preferred Stock reasonably requested by Purchaser, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any shares of Preferred Stock pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Securities” and “Registrable Securities” for purposes of this Agreement. In addition, upon request by Purchaser in connection with any proposed Transfer of Warrants, the Company shall engage as warrant agent an unaffiliated financial institution reasonably acceptable to Purchaser pursuant to a customary warrant agreement reasonably acceptable to Purchaser.

ARTICLE V

TERMINATION

5.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and Purchaser;

(b) by the Company or Purchaser, upon written notice to the other parties, in the event that the Closing does not occur on or before October 31, 2008; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(c) by the Company or Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

5.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2(b) and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Survival.

(a) Each of the representations and warranties set forth in this Agreement, other than those set forth in Section 2.2(i), shall survive the Closing under this Agreement but only for a period of two years following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.7.

(b) Each of the representations and warranties set forth in Section 2.2(i) shall survive the Closing under this Agreement until the expiration of the applicable statute of limitations (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.7.

6.2 Expenses. Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except that, if the Closing occurs, the Company shall bear, and upon request by Purchaser reimburse Purchaser for, all reasonable out-of-pocket expenses incurred by Purchaser and its Affiliates in connection with due diligence, the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this Agreement (including fees and expenses of attorneys and accounting and financial advisers and any filing fees incurred by or on behalf of Purchaser or its Affiliates in connection with the transactions contemplated pursuant to this Agreement), up to a maximum amount of $2,000,000.

6.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Massachusetts law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)		If to Purchaser:

BP Holdco, L.P.
c/o The Carlyle Group 1001 Pennsylvania Avenue, NW Washington, D.C. 20004-2505
Attn: Randal Quarles
Telephone: (202) 729-5185
Fax: (202) 347-1818

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue New York, New York 10017
	Attn:	Lee Meyerson
Maripat Alpuche
Telephone: (212) 455-2000
Fax: (212) 455-2502

(b)		If to the Company:

Boston Private Financial Holdings, Inc.
Ten Post Office Square Boston, MA 02109
Attn: Margaret W. Chambers, Esq.
Telephone: (617) 646-4822
Fax: (617) 912-4491

with a copy to (which copy alone shall not constitute notice):

Goodwin Procter LLP Exchange Place 53 State Street

Boston, MA 02109
Attn:	William P. Mayer
Paul W. Lee
Michael J. Kendall
Telephone: (617) 570-1000
Fax: (617) 523-1231

6.8 Entire Agreement; Assignment. (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto) and any other agreements executed on the date hereof by the parties hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that Purchaser may assign its rights and obligations under this Agreement to any Affiliate, but only if the assignee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such assignee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder.

6.9 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control”(including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b) the word “or” is not exclusive;

(c) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(d) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Massachusetts generally are authorized or required by law or other governmental action to close;

(f) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(g) to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary) of the Company.

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 4.7 and 4.9 shall inure to the benefit of the persons referred to in that Section.

6.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.14 Certain Adjustments. If the representations and warranties set forth in Section 2.2(b) are not true and correct in all respects as of the Closing Date, the number of shares of Preferred Stock shall be, at Purchaser’s option, proportionately adjusted to provide Purchaser with the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

6.15 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

6.16 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Walter M. Pressey
Name:	Walter M. Pressey
Title:	President and Vice Chairman

[Signature Page to Investment Agreement]

BP HOLDCO, L.P.

	By:	TCG FINANCIAL SERVICES L.P., its general partner

	By:	CARLYLE FINANCIAL SERVICES, LTD., its general partner

By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	Managing Director

[Signature Page to Investment Agreement]